Exhibit 99.1

MEDLEY MANAGEMENT INC. REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

NEW YORK, March 31, 2021 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its fourth quarter and year ended December 31, 2020.

Summary

•	Fee earning assets under management were $1.3 billion as of December 31, 2020
•	Total assets under management were $2.9 billion as of December 31, 2020
•	Total revenues were $8.5 million for the three months ended December 31, 2020 and $33.3 million for the year ended December 31, 2020
•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.88 for Q4 2020 and $4.26 for the year ended December 31, 2020
•	Core Net Loss Per Share was $0.24 for Q4 2020 and $2.12 for the year ended December 31, 2020

Results of Operations for the Three Months Ended December 31, 2020

Total revenues were $8.5 million for the three months ended December 31, 2020 compared to $10.7 million for the same period in 2019. The decrease in total revenues was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a reduction in leverage and change in portfolio valuations, offset in part by an increase in investment income.

Total expenses from operations were $9.2 million for the three months ended December 31, 2020 compared to $11.3 million for the same period in 2019. The variance was attributed to a $2.5 million decrease in compensation and benefits expense offset by a $0.3 million increase in general, administrative and other expenses. The decrease in compensation and benefits expense was primarily attributed to a decline in average headcount, stock compensation expense and discretionary bonuses. The increase in other expenses was due primarily to an increase in professional fees.

Total expenses, net were $2.1 million for the three months ended December 31, 2020 and consisted of $2.5 million of interest expense, $0.4 million of other income and less than $0.1 million of dividend income. Total other expenses, net were $6.4 million for the three months ended December 31, 2019 and consisted of $2.9 million of interest expense, $3.8 million of other expenses and $0.2 million of dividend income. Of the $3.8 million of other expenses, $3.6 million was related to an unrealized loss on shares held of MCC which were no longer held by us during the year ended December 31, 2020.

Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $2.6 million for the three months ended December 31, 2020 compared to a net loss $8.2 million for the same period in 2019. Medley Management Inc.’s net loss per share was $0.88 for the three months ended December 31, 2020 compared to a net loss per share of $4.59 for the same period in 2019.

Pre-Tax Core Net Loss was $1.5 million for the three months ended December 31, 2020 compared to $1.9 million for the same period in 2019. Core Net Loss Per Share was $0.24 for the three months ended December 31, 2020, compared to $0.37 for the same period in 2019. Core EBITDA was $1.2 million for the three months ended December 31, 2020 compared to $1.1 million for the same period in 2019.

Results of Operations for the Year Ended December 31, 2020

Total revenues were $33.3 million for the year ended December 31, 2020 compared to $48.8 million in 2019. The decrease was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a decline in portfolio valuations, a reduction in leverage, and a decline in investment income due to equity losses and reversal of previously recorded carried interest.

Total expenses from operations were $38.0 million for the year ended December 31, 2020 compared to $46.1 million in 2019. The variance was attributed to a $7.4 million decrease in compensation and benefits expense and a $0.7 million decrease in general, administrative and other expenses. The decrease in compensation and benefits expense was primarily attributed to a decline in average headcount, stock compensation expense and discretionary bonuses. The decrease in other expenses was due primarily to a decrease in general and administrative expenses as a result of headcount reduction, employees working remotely and restrictions on travel and other expenses due to the impact of the continuing COVID-19 pandemic.

Total expenses, net were $15.5 million for the year ended December 31, 2020, and consisted of $10.5 million of interest expense and $5.2 million of other expenses, net, offset in part by $0.2 million of dividend income. Total other expenses, net were $14.8 million for the year ended December 31, 2019 and consisted of $11.5 million of interest expense, $4.4 million of other expenses, offset in part by $1.1 million of dividend income. The increase of $0.7 million in other expenses was due primarily to the revaluation of our revenue share payable.

Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $18.5 million for the year ended December 31, 2020 compared to a net loss of $13.1 million in 2019. Medley Management Inc.’s net loss per share was $4.26 for the year ended December 31, 2020 compared to net loss per share of $6.00 in 2019.

Pre-Tax Core Net Loss was $13.3 million for the year ended December 31, 2020 as compared to Pre-Tax Core Net Loss of $1.3 million in 2019. Core Net Loss Per Share was $2.12 for the year ended December 31, 2020 as compared to $0.25 in 2019. Core EBITDA was ($2.1) million for the year ended December 31, 2020 as compared to $10.9 million in 2019.

Investor Contact:

Sam Anderson

Head of Capital Markets & Risk Management

Medley Management Inc.

212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co. LP

212-257-4170

Key Performance Indicators:

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2020	2019	2020	2019
	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax (Loss) Income	$(2,753)	$(7,070)	$(20,184)	$(12,060)
Net loss attributable to Medley Management Inc. and non- controlling interests in Medley LLC	$(2,600)	$(8,225)	$(18,454)	$(13,074)
Net loss per Class A common stock	$(0.88)	$(4.59)	$(4.26)	$(6.00)
Net (Loss) Income Margin (1)	(30.7)%	(77.2)%	(55.7)%	(26.8)%
Weighted average shares - Basic and Diluted	678,288	600,795	643,351	578,821

Non-GAAP Data:
Pre-Tax Core Net (Loss) Income (2)	$(1,510)	$(1,910)	$(13,258)	$(1,254)
Core Net (Loss) Income (2)	$(1,362)	$(7,030)	$(12,111)	$(6,652)
Core EBITDA (3)	$1,206	$1,115	$(2,053)	$10,945
Core Net (Loss) Income Per Share (4)	$(0.24)	$(0.37)	$(2.12)	$(0.25)
Core Net (Loss) Income Margin (5)	(10.0)%	(12.1)%	(22.6)%	(1.7)%
Pro-Forma Weighted Average Shares Outstanding (6)	3,539,023	3,438,806	3,506,147	3,360,349

Other Data (at period end, in millions):
AUM	$2,859	$4,122	$2,859	$4,122
Fee Earning AUM	$1,325	$2,138	$1,325	$2,138

(1)	Net (Loss) Income Margin equals net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)

Pre-Tax Core Net (Loss) Income is calculated as Core Net Income before income taxes. Core Net (Loss) Income reflects net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our pending merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net (Loss) Income to Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)

Core EBITDA is calculated as Core Net (Loss) Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)

Core Net (Loss) Income Per Share is calculated as Core Net (Loss) Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% for the three months and year ended December 31, 2020 and 33.0% for the three months and year ended December 31, 2019. Please refer to the calculation of Core Net (Loss) Income Per Share in Exhibit C for additional details.

(5)	Core Net (Loss) Income Margin equals Core Net (Loss) Income Per Share divided by total revenue per share.

(6)

The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 2,686,848 vested and unvested LLC Units for 2,686,848 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM

The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)

Ending balance, September 30, 2020	$995	$675	$1,670	60%	40%
Commitments	(35)	33	(2)
Capital reduction	(306)	—	(306)
Distributions	(3)	(67)	(70)
Change in fund value	27	6	33
Ending balance, December 30, 2020	678	$647	$1,325	51%	49%

Total fee earning AUM decreased by $345.0 million, or 21%, to $1.3 billion as of December 31, 2020 compared to September 30, 2020, due primarily to debt repayments representing capital reductions, distributions and changes in fund value.

The table below presents the roll forward of fee earning AUM for the year ended December 31, 2020:

				% of Fee Earning AUM
	Permanent	Long-dated		Permanent	Long-dated
	Capital	Private Funds		Capital	Private Funds
	Vehicles	and SMAs	Total	Vehicles	and SMAs
	(Dollars in millions)

Ending balance, December 31, 2019	$1,361	$777	$2,138	64%	36%
Commitments	(126)	92	(34)
Capital reduction	(412)	—	(412)
Distributions	(24)	(157)	(181)
Change in fund value	(121)	(65)	(186)
Ending balance, December 31, 2020	$678	$647	$1,325	51%	49%

Total fee earning AUM decreased by $813.0 million, or 38%, to $1.3 billion as of December 31, 2020 compared to December 31, 2019, due primarily to distributions, debt repayments representing capital reductions and changes in fund value.

Dividend Declaration

Medley did not declare a dividend this quarter. Medley’s board of directors will continue to monitor the dividend policy on an ongoing basis.

About Medley

Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley has $2.9 billion of assets under management in one business development company, Sierra Income Corporation, and several private investment vehicles. Over the past 19 years, Medley has provided capital to over 450 companies across 35 industries in North America.(1)

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

Forward-Looking Statements

Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission (the "SEC"), including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Such forward-looking statements include, without limitation: the impact of COVID19 on our business; the ability of the Company to continue as a going concern; the timing and outcome of the SEC’s investigation and pending Chapter 11 proceedings; Medley LLC’s ability to repay, refinance or restructure its debt; general volatility of the capital markets and the market price of our common stock; availability, terms and deployment of capital; and availability of qualified personnel. These and other risk factors are more fully discussed in the Company’s filings with the SEC.

Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the exhibits attached hereto.

Non-GAAP measures used by management include Pre-Tax Core Net Income (Loss), Core Net Income (Loss), Core EBITDA, Core Net Income (Loss) Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1)

Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2020.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended
	December 31,		For the Years Ended December 31,
	(unaudited)
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Revenues
Management fees	$6,328	$8,745	$26,135	$39,473
Other revenues and fees	1,598	1,972	7,867	9,703
Investment income:
Carried interest	254	168	337	819
Other investment loss, net	297	(231)	(1,087)	(1,154)
Total Revenues	8,477	10,654	33,252	48,841

Expenses
Compensation and benefits	4,401	6,856	21,520	28,925
General, administrative and other expenses	4,755	4,423	16,437	17,186
Total Expenses	9,156	11,279	37,957	46,111

Other Income (Expense)
Dividend income	22	177	159	1,119
Interest expense	(2,537)	(2,851)	(10,487)	(11,497)
Other expenses, net	441	(3,771)	(5,151)	(4,412)
Total other expenses, net	(2,074)	(6,445)	(15,479)	(14,790)
Loss before income taxes	(2,753)	(7,070)	(20,184)	(12,060)
(Benefit from) provision for income taxes	(319)	4,991	(1,956)	4,710
Net Loss	(2,434)	(12,061)	(18,228)	(16,770)
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	166	(3,836)	226	(3,696)
Net loss attributable to non-controlling interests in Medley LLC	(2,002)	(5,617)	(15,790)	(9,695)
Net Loss Attributable to Medley Management Inc.	$(598)	$(2,608)	$(2,664)	$(3,379)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.88)	$(4.59)	$(4.26)	$(6.00)
Diluted	$(0.88)	$(4.59)	$(4.26)	$(6.00)
Weighted average shares outstanding - Basic and Diluted	678,288	600,795	643,351	587,821

Exhibit B. Reconciliation of Core Net Income (Loss) and Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended
	December 31,		For the Years Ended December 31,
	(unaudited)
	2020	2019	2020	2019
	(in thousands)

Net loss attributable to Medley Management Inc.	$(598)	$(2,608)	$(2,664)	$(3,379)
Net loss attributable to non-controlling interests in Medley LLC	(2,002)	(5,617)	(15,790)	(9,695)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(2,600)	$(8,225)	$(18,454)	$(13,074)
Reimbursable fund startup expenses	—	6	1	289
IPO date award stock-based compensation	—	222	—	777
Expenses associated with strategic initiatives	1,409	1,070	4,928	4,556
Other non-core items:
Unrealized loss on shares of MCC	—	(70)	—	(70)
Severance expense	—	96	2,103	1,558
Other	—	—	120	—
Income tax expense on adjustments	(171)	(129)	(809)	(688)
Core Net Income (Loss)	$(1,362)	$(7,030)	$(12,111)	$(6,652)
Interest expense	2,537	2,850	10,487	11,497
Income taxes	(148)	5,120	(1,147)	5,398
Depreciation and amortization	179	175	718	702
Core EBITDA	$1,206	$1,115	$(2,053)	$10,945

Exhibit C. Calculation of Core Net Income (Loss) Per Share

	For the Three Months Ended
	December 31,		For the Years Ended December 31,
	(unaudited)
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)
Numerator
Core Net Income (Loss)	$(1,362)	$(7,030)	$(12,111)	$(6,652)
Add: Income taxes	(148)	5,120	(1,147)	5,398
Pre-Tax Core Net Income (loss)	$(1,510)	$(1,910)	$(13,258)	$(1,254)

Denominator
Class A common stock	678,288	600,795	643,351	587,821
Conversion of LLC Units and restricted LLC Units to Class A common stock	2,673,516	2,631,664	2,659,678	2,562,337
Restricted Stock Units	187,219	206,347	203,118	210,191
Pro-Forma Weighted Average Shares Outstanding (1)	3,539,023	3,438,806	3,506,147	3,360,349
Pre-Tax Core Net Income (Loss) Per Share	$(0.43)	$(0.56)	$(3.78)	$(0.37)
Less: corporate income taxes per share (2)	0.19	0.18	1.66	0.12
Core Net Income (Loss) Per Share	$(0.24)	$(0.37)	$(2.12)	$(0.25)

(1)

The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 2,686,848 vested and unvested LLC Units for 2,686,848 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)

Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% for the three months and year ended December 31, 2020 and 33.0% for the three months and year ended December 31, 2019

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	(unaudited)
	2020	2019	2020	2019

Net Income Margin	(30.9)%	(77.2)%	(55.7)%	(26.8)%
Reimbursable fund startup expenses (1)	—%	0.1%	—%	0.6%
IPO date award stock-based compensation (1)	—%	2.1%	—%	1.6%
Expenses associated with strategic initiatives (1)	16.7%	10.0%	14.8%	9.3%

Other non-core items:(1)
Unrealized losses on shares of MCC	—%	(0.7)%	—%	(0.1)%
Severance expense	—%	0.9%	6.3%	3.2%
Other	—%	—%	0.4%	—%

Provision for income taxes (1)	(3.8)%	46.8%	(5.9)%	9.6%
Corporate income taxes (2)	7.9%	5.9%	17.6%	0.9%
Core Net Income Margin	(10.0)%	(12.1)%	(22.6)%	(1.7)%

(1)	Adjustments to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)

Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% for the three months and year ended December 31, 2020 and 33.0% for the three months and year ended December 31, 2019

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of December 31,
	2020	2019
	(in thousands)
Assets
Cash and cash equivalents	$3,862	$10,558
Investments, at fair value	9,498	13,287
Management fees receivable	5,870	8,104
Right-of-use assets under operating leases	4,731	6,564
Other assets	11,592	10,283
Total Assets	$35,553	$48,796

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$119,151	$118,382
Loans payable, net	10,000	10,000
Due to former minority interest holder, net	7,022	8,145
Operating lease liabilities	6,019	8,267
Accounts payable, accrued expenses and other liabilities	27,031	22,835
Total Liabilities	169,223	167,629

Redeemable Non-controlling Interests	—	(748)

Equity
Class A common stock	7	6
Class B common stock	—	—
Additional paid in capital	17,645	13,835
Accumulated deficit	(25,394)	(22,960)
Total stockholders' deficit, Medley Management Inc.	(7,742)	(9,119)
Non-controlling interests in consolidated subsidiaries	(555)	(391)
Non-controlling interests in Medley LLC	(125,373)	(108,575)
Total Deficit	(133,670)	(118,085)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$35,553	$48,796